Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUDBAY MINERALS INC.

(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	98-0485558 (I.R.S. Employer Identification Number, if applicable)

25 York Street, Suite 800, Toronto, Ontario M5J 2V5

(416) 362-8181

(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

(302) 636-5400

(Name, address (including zip code) and telephone number

(including area code) of agent for service of process in the United States)

Copies to:

Patrick Donnelly Hudbay Minerals Inc. 25 York Street, Suite 800 Toronto, Ontario Canada M5J 2V5 (416) 362-8181	Mark Mandel Carol Stubblefield Baker & McKenzie LLP 452 Fifth Avenue New York, New York, USA 10018 (212) 626-4100	Kari MacKay Goodmans LLP 333 Bay Street, Suite 3400 Toronto, Ontario Canada M5H 2S7 (416) 979-2211

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
		1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
		3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained. This short form prospectus is filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference into this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada and with the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Hudbay Minerals Inc. at 25 York Street, Suite 800, Toronto, Ontario, CA, M5J 2V5, Attention: Corporate Secretary, Telephone (416) 362-8181, and are also available electronically at www.sedarplus.ca and www.sec.gov. See “Documents Incorporated by Reference”.

SHORT FORM BASE SHELF PROSPECTUS

NEW ISSUE	March 28, 2024

HUDBAY MINERALS INC.

Common Shares

Preference Shares
Debt Securities

Subscription Receipts

Warrants

Units

Hudbay Minerals Inc. (the “Company”, “Hudbay”, “we”, “our” or “us”) may, from time to time, offer and issue the following securities: (a) common shares in the capital of the Company (“Common Shares”); (b) preference shares in the capital of the Company (“Preference Shares”); and (c) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, “Debt Securities”); (d) subscription receipts of the Company exchangeable for Common Shares and/or other securities of the Company (“Subscription Receipts”); (e) warrants exercisable to acquire Common Shares and/or other securities of the Company (“Warrants”); and (f) securities comprised of more than one of Common Shares, Preference Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”), or any combination thereof, at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid. The Common Shares, Preference Shares, Debt Securities Subscription Receipts, Warrants and Units (collectively, the “Securities”) offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”).

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. They may not be comparable to financial statements of United States companies.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Canada, some of our officers and directors and some or all of the experts named in this prospectus are Canadian residents, and the underwriters, dealers or agents named in any prospectus supplement may be, residents of a country other than the United States, and a substantial portion of our assets are located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY OR THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES REGULATOR NOR HAS ANY CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY OR THE SEC OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. All information permitted under applicable securities legislation, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus including, without limitation, the information disclosed in the specific terms of any offering of Securities will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities issued pursuant to this Prospectus.

Owning our securities may subject you to tax consequences both in the United States and Canada. You should read the tax discussion in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and you should consult your tax adviser prior to making any investment in the Securities.

The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (a) in the case of Common Shares, the number of Common Shares being offered, the currency, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution) and any other specific terms; (b) in the case of Preference Shares, the designation of the particular series, the number of Preference Shares being offered, the currency, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other specific terms of the Preference Shares; (c) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms; (d) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the currency, the offering price, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company and any other specific terms; (e) in the case of Warrants, the number of such Warrants offered, the currency, the offering price, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company and any other specific terms; and (f) in the case of Units, the number of Units being offered, the currency, the offering price, the terms of the Common Shares, Preference Shares, Debt Securities, Subscription Receipts and/or Warrants, as the case may be, underlying the Units, and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

We may sell the Securities to or through one or more underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated by us from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to us and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.

This Prospectus may qualify an “at-the-market distribution” (as defined under applicable Canadian securities legislation).

In connection with any offering of the Securities other than an “at-the-market distribution”, unless otherwise specified in the applicable Prospectus Supplement, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

No underwriter of the at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under the at-the-market prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities. In connection with any offering of our securities other than in an at-the market distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”), the New York Stock Exchange (“NYSE”) and the Bolsa de Valores de Lima (“BVL”) under the symbol “HBM”. On March 27, 2024, the last trading day prior to the date of this Prospectus, the closing price of the outstanding Common Shares on the TSX and on the NYSE was C$9.38 and US$6.92, respectively.

Unless otherwise specified in the applicable Prospectus Supplement, the Preference Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation. See “Forward-Looking Statements” and “Risk Factors”.

The Company is organized pursuant to the Canada Business Corporations Act (the “CBCA”) and its head and registered office is at 333 Bay Street, Suite 3400, Bay Adelaide Centre, Toronto, Ontario M5H 2S7 and its principal executive office is located at 25 York Street, Suite 800, Toronto, Ontario M5J 2V5.

No underwriter, agent or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Any investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.

(i)

CURRENCY

In this Prospectus, unless otherwise specified or the context requires otherwise, all dollar amounts are expressed in U.S. dollars. References to “dollars” or “US$” are to lawful currency of the United States of America. References to “Canadian dollars” or “C$” are to lawful currency of Canada.

The following table sets forth, for each of the periods indicated, the period end exchange rate, the average exchange rate and the high and low exchange rates of one Canadian dollar in exchange for U.S. dollars, based on the daily exchange rate for the years ended December 31, 2021, 2022 and 2023, in each case as reported by the Bank of Canada.

Year ended December 31,
	2023	2022	2021
High	0.7617	0.8031	0.8306
Low	0.7207	0.7217	0.7727
Average	0.7410	0.7692	0.7980
Period End	0.7561	0.7383	0.7888

The daily exchange rate on March 27, 2024, as reported by the Bank of Canada for the conversion of Canadian dollars into U.S. dollars, was C$1.00 = US$0.7360

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. We have not authorized any person to provide different information. The Securities may be sold only in those jurisdictions where offers and sales are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as of the date of this Prospectus or the date of the document incorporated by reference herein, as applicable, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since the date of this Prospectus.

Unless the context otherwise permits, indicates or requires, all references in this Prospectus to the “Company”, “Hudbay”, “we”, “our”, “us” and similar expressions are references to Hudbay Minerals Inc. and the business carried on by it.

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

EXEMPTION FROM NATIONAL INSTRUMENT 44-101

Pursuant to a decision of the Autorité des marchés financiers dated March 27, 2024, the Company was granted exemptive relief from the requirement that this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement and the documents incorporated by reference therein to be filed in relation to an “at the-market” distribution be publicly filed in both the French and English languages. This exemptive relief is granted on the condition that this Prospectus, any Prospectus Supplement (other than in relation to an “at-the-market” distribution) and the documents incorporated by reference herein and therein be publicly filed in both the French and English languages if the Company offers Securities to Quebec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” as defined within the meaning of applicable securities laws and “forward looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). All information contained in this Prospectus, other than statements of current and historical fact, is forward-looking information. All of the forward-looking information in this Prospectus is qualified by this cautionary note. Often, but not always, forward-looking information can be identified by the use of words such as “plans”, “expects”, “budget”, “guidance”, “scheduled” “estimates”, “forecasts”, “strategy”, “target”, “intends”, “objective”, “goal”, “understands”, “anticipates” and “believes” (and variations of these or similar words) and statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” “occur” or “be achieved” or “will be taken” (and variations of these or similar expressions). All of the forward-looking information in this Prospectus is qualified by this cautionary note.

Forward-looking information includes, but is not limited to, statements with respect to the Company’s production, cost and capital and exploration expenditure guidance, expectations regarding reductions in discretionary spending and capital expenditures, the ability of the Company to stabilize and optimize the Copper Mountain mine operation and achieve operating synergies, the fleet production ramp up plan and the accelerated stripping strategies at the Copper Mountain site, the ability of the Company to complete business integration activities at the Copper Mountain mine, the estimated timelines and pre-requisites for sanctioning the Copper World project and the pursuit of a potential minority joint venture partner, expectations regarding the permitting requirements for the Copper World project (including expected timing for receipt of such applicable permits), the expected benefits of Manitoba growth initiatives, including the advancement of the development and exploration drift at the 1901 deposit; the anticipated use of proceeds from the flow-through financing completed during the fourth quarter of 2023, the Company’s future deleveraging strategies and the Company’s s ability to deleverage and repay debt as needed, expectations regarding the Company’s cash balance and liquidity, the Company’s ability to increase the mining rate at Lalor, the anticipated benefits from completing the Stall recovery improvement program, expectations regarding the ability to conduct exploration work and execute on exploration programs on its properties and to advance related drill plans, including the advancement of the exploration program at Maria Reyna and Caballito, the ability to continue mining higher-grade ore in the Pampacancha pit and the Company’s expectations resulting therefrom, expectations regarding the ability for the Company to further reduce greenhouse gas emissions, the Company’s evaluation and assessment of opportunities to reprocess tailings using various metallurgical technologies, expectations regarding the prospective nature of the Maria Reyna and Caballito properties, the anticipated impact of brownfield and greenfield growth projects on the Company’s performance, anticipated expansion opportunities and extension of mine life in Snow Lake and the ability for Hudbay to find a new anchor deposit near the Company’s Snow Lake operations, anticipated future drill programs and exploration activities and any results expected therefrom, anticipated mine plans, anticipated metals prices and the anticipated sensitivity of the Company’s financial performance to metals prices, events that may affect its operations and development projects, anticipated cash flows from operations and related liquidity requirements, the anticipated effect of external factors on revenue, such as commodity prices, estimation of mineral reserves and resources, mine life projections, reclamation costs, economic outlook, government regulation of mining operations, business and acquisition strategies, the intention of the Company to complete any offering of Securities on the terms and conditions described herein and in any Prospectus Supplement; and the listing of any Securities. Forward-looking information is not, and cannot be, a guarantee of future results or events. Forward-looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by us at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward-looking information.

The material factors or assumptions that have identified and were applied by Hudbay in drawing conclusions or making forecasts or projections set out in the forward-looking information, include, but are not limited to:

-	the ability to achieve production, cost and capital guidance;

-	the ability to achieve discretionary spending reductions without impacting operations;

-	no significant interruptions to operations due to social or political unrest in the regions Hudbay operates, including the navigation of the complex environment in Peru;

-	no interruptions to Hudbay’s plans for advancing the Copper World project, including with respect to timely receipt of applicable permits and the pursuit of a potential minority joint venture partner;

-	the ability for Hudbay to successfully complete the integration and optimization of the Copper Mountain operations, achieve operating synergies and develop and maintain good relations with key stakeholders;

-	the ability to execute on the exploration plans, including but not limited to (a) the potential ramp up of exploration in respect of the Maria Reyna and Caballito properties and (b) Hudbay’s ongoing Manitoba exploration strategies with respect to extending the mine life at the Snow Lake operations and deferring reclamation activities;

-	the ability to advance drill plans;

-	the success of mining, processing, exploration and development activities;

-	the scheduled maintenance and availability of Hudbay’s processing facilities;

-	the accuracy of geological, mining and metallurgical estimates;

-	anticipated metals prices and the costs of production;

-	the supply and demand for metals Hudbay produces;

-	the supply and availability of all forms of energy and fuels at reasonable prices;

-	no significant unanticipated operational or technical difficulties;

-	the execution of Hudbay’s business and growth strategies, including the success of their strategic investments and initiatives;

-	the ability to achieve Hudbay’s objectives and targets with respect to environmental and climate change initiatives;

-	the availability of additional financing;

-	the ability to deleverage and repay debt as needed;

-	the ability to complete projects on time and on budget and other events that may affect Hudbay’s ability to develop Hudbay’s projects;

-	the timing and receipt of various regulatory and governmental approvals;

-	the availability of personnel for Hudbay’s exploration, development and operational projects and ongoing employee relations;

-	maintaining good relations with the employees at Hudbay’s operations;

-	maintaining good relations with the labour unions that represent certain of Hudbay’s employees in Manitoba and Peru;

-	maintaining good relations with the communities in which Hudbay operates, including the neighbouring Indigenous communities and local governments;

-	no significant unanticipated challenges with stakeholders at Hudbay’s various projects;

-	no significant unanticipated events or changes relating to regulatory, environmental, health and safety matters;

-	no contests over title to Hudbay’s properties, including as a result of rights or claimed rights of Indigenous peoples or challenges to the validity of their unpatented mining claims;

-	the timing and possible outcome of pending litigation and no significant unanticipated litigation;

-	certain tax matters, including, but not limited to current tax laws and regulations, changes in taxation policies and the refund of certain value added taxes from the Canadian and Peruvian governments; and

-	no significant and continuing adverse changes in general economic conditions or conditions in the financial markets (including commodity prices and foreign exchange rates).

The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward-looking information may include, but are not limited to, risks related to the ongoing business integration of Copper Mountain and the process for designing, implementing and maintaining effective internal controls for Copper Mountain, the failure to effectively complete the integration and optimization of the Copper Mountain operations or to achieve anticipated operating synergies, political and social risks in the regions Hudbay operates, including the navigation of the complex political and social environment in Peru, risks generally associated with the mining industry and the current geopolitical environment, including future commodity prices, currency and interest rate fluctuations, energy and consumable prices, supply chain constraints and general cost escalation in the current inflationary environment, risks related to the renegotiation of collective bargaining agreements with the labour unions representing certain of Hudbay’s employees in Manitoba and Peru, uncertainties related to the development and operation of the Company’s projects, the risk of an indicator of impairment or impairment reversal relating to a material mineral property, risks related to the Copper World project, including in relation to permitting, project delivery and financing risks, risks related to the Lalor mine plan, including the ability to convert inferred mineral resource estimates to higher confidence categories, dependence on key personnel and employee and union relations, risks related to political or social instability, unrest or change, risks in respect of Indigenous and community relations, rights and title claims, operational risks and hazards, including the cost of maintaining and upgrading the Company’s tailings management facilities and any unanticipated environmental, industrial and geological events and developments and the inability to insure against all risks, failure of plant, equipment, processes, transportation and other infrastructure to operate as anticipated, compliance with government and environmental regulations, including permitting requirements and anti-bribery legislation, depletion of the Company’s reserves, volatile financial markets and interest rates that may affect the Company’s ability to obtain additional financing on acceptable terms, the failure to obtain required approvals or clearances from government authorities on a timely basis, uncertainties related to the geology, continuity, grade and estimates of mineral reserves and resources, and the potential for variations in grade and recovery rates, uncertain costs of reclamation activities, the Company’s ability to comply with its pension and other post-retirement obligations, the Company’s ability to abide by the covenants in its debt instruments and other material contracts, tax refunds, hedging transactions, discussed in greater detail under “Risk Factors” in this Prospectus and “Risk Factors” in the Company’s Annual Information Form (as defined herein) available on SEDAR+ at www.sedarplus.ca.

Subject to applicable securities law requirements, Hudbay undertakes no obligation to update or revise any forward-looking information after the date of this Prospectus whether as a result of new information, future events or otherwise or to explain any material difference between subsequent actual events and any forward-looking information. However, any further disclosures made on related subjects in subsequent reports should be consulted.

CAUTIONARY NOTE REGARDING PRODUCTION OUTLOOK, GUIDANCE, ESTIMATES

Production outlook, guidance and estimates are subject to a variety of factors that are likely to cause actual results to vary from the Company’s estimates, and such variations may be material. Forward-looking information generally involves risks and uncertainties as described above which are, in many instances, beyond the Company’s control. Production outlook, guidance and estimates reflect certain assumptions by the Company, which assumptions may differ with respect to future events, economic, competitive and regulatory conditions, financial market conditions and future business decisions, including, without limitation, a continuation of existing business operations on substantially the same basis as currently exists, all of which assumptions are difficult to predict and many of which are beyond the Company’s control. Accordingly, there is no assurance that any production outlook, guidance or estimates are indicative of the Company’s future performance or that actual results may not differ materially from those in any production outlook, guidance and estimates.

Mineral Reserve and Resource Information

The disclosure in this Prospectus (including in the documents incorporated by reference) of a scientific or technical nature for the Company’s material mineral properties, including disclosure of mineral reserves and resources, is based on technical reports prepared for those properties in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and other information that has been prepared by or under the supervision of “qualified persons” (as such term is defined in NI 43-101) and included in this Prospectus with the consent of such persons. The technical reports in respect of the Company’s material mineral properties have been filed on SEDAR+ and can be reviewed at www.sedarplus.ca. Actual recoveries of mineral products may differ from reported mineral reserves and resources due to inherent uncertainties in acceptable estimating techniques. In particular, “indicated” and “inferred” mineral resources have a greater amount of uncertainty as to their existence, economic and legal feasibility. It cannot be assumed that all or any part of an “indicated” or “inferred” mineral resource will ever be upgraded to a higher category of resource or, ultimately, a reserve. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Investors are cautioned not to assume that all or any part of a mineral deposit with resources in these categories will ever be converted into proven or probable reserves. For more information see the “Risk Factors” in the Company’s Annual Information Form (as defined herein) available on SEDAR+ at www.sedarplus.ca.

If, after the date of this Prospectus, the Company is required by Section 4.2 of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property material to the Company and is disclosed for the first time in a document described in Section 4.2(1)(j) of NI 43-101, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “preliminary short form prospectus” refer to a “shelf prospectus supplement”.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

Unless otherwise indicated, all reserve and resource estimates included in this prospectus and the documents incorporated by reference herein have been prepared in accordance with NI 43-101  and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) Standards on mineral resources and mineral reserves, as amended (the “CIM Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information included herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, this prospectus and the documents incorporated by reference herein use the terms “measured resources,” “indicated resources” and “inferred resources” as defined in accordance with NI 43-101 and the CIM Standards.

Further to recent amendments, mineral property disclosure requirements in the United States (the “U.S. Rules”) are governed by subpart 1300 of Regulation S-K of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) which differ from the CIM Standards. As a foreign private issuer that is eligible to file reports with the SEC pursuant to the multi-jurisdictional disclosure system, the Company is not required to provide disclosure on its mineral properties under the U.S. Rules and will continue to provide disclosure under NI 43-101 and the CIM Standards. If the Company ceases to be a foreign private issuer or loses its eligibility to file its annual report on Form 40-F pursuant to the multi-jurisdictional disclosure system, then the Company will be subject to the U.S. Rules, which differ from the requirements of NI 43-101 and the CIM Standards.

Pursuant to the new U.S. Rules, the SEC recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources.” In addition, the definitions of “proven mineral reserves” and “probable mineral reserves” under the U.S. Rules are now “substantially similar” to the corresponding standards under NI 43-101. Mineralization described using these terms has a greater amount of uncertainty as to its existence and feasibility than mineralization that has been characterized as reserves. Accordingly, U.S. investors are cautioned not to assume that any measured mineral resources, indicated mineral resources, or inferred mineral resources that the Company reports are or will be economically or legally mineable. Further, “inferred mineral resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Under Canadian securities laws, estimates of “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies, except in rare cases. While the above terms under the U.S. Rules are “substantially similar” to the standards under NI 43-101 and CIM Standards, there are differences in the definitions under the U.S. Rules and CIM Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as “proven mineral reserves”, “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Company prepared the reserve or resource estimates under the standards adopted under the U.S. Rules.

ADDITIONAL INFORMATION

The Company is required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, the Company is subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the "US Exchange Act"), and, in accordance with the U.S. Exchange Act, are also required to file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

A registration statement on Form F-10, of which this Prospectus constitutes a part (the "Registration Statement") has been or will be filed by the Company with the SEC in respect of the offering of securities. The Registration Statement contains additional information not included in this Prospectus, certain items of which are contained in the exhibits to such Registration Statement, pursuant to the rules and regulations of the SEC.

Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the actual agreement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time we sell Securities under this Prospectus, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada and with the SEC in the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Hudbay Minerals Inc. at 25 York Street, Suite 800, Toronto, Ontario, CA, M5J 2V5, Attention: Corporate Secretary, Telephone (416) 362-8181, and are also available electronically under the Company’s SEDAR+ profile at www.sedarplus.ca. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, the following documents of the Company filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form of the Company for the year ended December 31, 2023, dated March 27, 2024 (the “Annual Information Form”);

(b)	the audited consolidated financial statements of the Company as at and for the years ended December 31, 2023 and 2022, together with the notes thereto and the independent auditors’ report thereon (the “Annual Financial Statements”);

(c)	the management’s discussion and analysis of operations of the Company for the year ended December 31, 2023;

(d)	the management information circular of the Company dated April 3, 2023 regarding the annual and special meeting of shareholders of the Company held on May 10, 2023; and

(e)	the joint management information circular (“the JIC”) of the Company dated May 15, 2023 for special meeting of the shareholders of Hudbay and Copper Mountain Mining Corporation held on June 13, 2023, excluding (a) “Information Concerning Hudbay”, “Information Concerning CMMC” and “Information Concerning Hudbay Following the Arrangement” as each appears in the Introduction, Summary, and in the body of the JIC and Appendices K “Information Concerning Hudbay” and L “Information Concerning CMMC”, which information has been modified or superseded by statements in this Prospectus or other subsequently filed documents incorporated by reference in this Prospectus; and (b) Appendix H, Appendix I and Appendix J of the JIC and all references to or summaries of such fairness opinions contained in the JIC, being opinions in respect of a specific completed transaction unrelated to the distribution of securities under this Prospectus.

Any documents of the type described in Item 11.1 of Form 44-101F1 – Short Form Prospectus Distributions which are filed by the Company with the securities commissions or similar authorities in the provinces and territories of Canada subsequent to the date of this Prospectus and prior to the termination of this distribution shall be deemed to be incorporated by reference in this Prospectus. Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or herein are not incorporated by reference in this Prospectus.

Upon a new annual information form being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, and any material change reports and business acquisition reports filed prior to the commencement of the financial year of the Company in respect of which the new annual information form is filed, shall in each case be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon annual consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual consolidated financial statements and accompanying management’s discussion and analysis of the Company and the previous interim consolidated financial statements and accompanying management’s discussion and analysis of the Company most recently filed shall be deemed to no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Each annual report on Form 40-F (or another applicable form) filed by the Company with the SEC is incorporated by reference in the Registration Statement. In addition, any report on Form 6-K (or another applicable form) filed or furnished by the Company with the SEC after the date of this Prospectus shall be deemed to be incorporated by reference in the Registration Statement only if and to the extent expressly provided in such report. The Company's reports on Form 6-K and its annual report on Form 40-F (and other SEC filings made by the Company) are available at the SEC’s website at www.sec.gov.

A Prospectus Supplement containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the Registration Statement: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of Deloitte LLP (iv) the consent of each expert listed in the exhibit index of the Registration Statement; and (v) the form of debt indenture. A copy of the statement of eligibility of trustee on Form T-1 will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

THE COMPANY

Hudbay is a diversified mining company with long-life assets in North and South America. Hudbay’s Constancia operations in Cusco (Peru) produce copper with gold, silver and molybdenum by-products. Hudbay’s Snow Lake operations in Manitoba (Canada) produce gold with copper, zinc and silver by-products. Hudbay’s Copper Mountain operations in British Columbia (Canada) produce copper with gold and silver by-products. Hudbay has a copper development pipeline that includes the Copper World project in Arizona (United States) and the Mason project in Nevada (United States), and its growth strategy is focused on the exploration, development, operation, and optimization of properties it already controls, as well as other mineral assets it may acquire that fit its strategic criteria.

Hudbay has four material mineral projects:

1.	its 100% owned Constancia mine, an open pit copper mine in Peru, which achieved commercial production in the second quarter of 2015;

2.	its 100% owned Lalor mine, an underground gold, zinc and copper mine near Snow Lake, Manitoba, which achieved commercial production in the third quarter of 2014;

3.	its 75% owned Copper Mountain Mine, an open pit copper mine in southern British Columbia, which also produces gold and silver as by-product metals; and

4.	its 100% owned Copper World project, a copper development project in Pima County, Arizona.

In addition to mining properties in northern Manitoba and the Copper Mountain mine in southern British Columbia, Hudbay owns and operates a portfolio of processing facilities in Canada. This includes the Stall concentrator, which produces zinc and copper concentrates and the recently refurbished New Britannia mill, which produces copper concentrate and gold/silver doré (each of which is in Snow Lake, Manitoba), and the processing facility at the Copper Mountain mine, which produces copper concentrate. Hudbay also owns a number of other properties in the Snow Lake region within trucking distance of the Stall and New Britannia mills that have the potential to provide additional feed for its Snow Lake operations.

In Peru, Hudbay owns and operates a processing facility at Constancia, which produces copper and molybdenum concentrates from Hudbay’s Constancia and Pampacancha deposits. Hudbay also owns a large, contiguous block of mineral rights within trucking distance of the Constancia processing facility, including the past producing Caballito property and the highly prospective Maria Reyna property. In addition, Hudbay owns a 100% interest in the Llaguen project, a greenfield project located close to existing infrastructure in northern Peru.

In Nevada, Hudbay owns a 100% interest in the Mason project, an early-stage copper project with a substantial mineral resource and a robust PEA.

The following map shows where our primary assets and certain exploration properties are located:

RECENT DEVELOPMENTS

3-Year Production Outlook

Hudbay’s consolidated copper and gold production guidance demonstrates the continued strong growth from the successful completion of brownfield investments in Peru and Manitoba and the enhanced operating platform with the acquisition of Copper Mountain. Consolidated copper production over the next three years is expected to average 153,000i tonnes, representing an increase of 16% from 2023 levels. Consolidated gold production over the next three years is expected to average 272,500i ounces, reflecting continued high annual gold production levels in Manitoba and a smoothing of Pampacancha high grade gold zones in Peru over the 2023 to 2025 period, as further described below.

Peru’s three-year production guidance reflects continued higher copper and gold grades from Pampacancha into the third quarter of 2025. Mill ore feed throughout 2024 and 2025 is expected to revert to the typical one-third from Pampacancha and two-thirds from Constancia until the depletion of Pampacancha, unlike 2023 when a majority of the ore feed was from Pampacancha in the second half of the year. Gold production reflects a smoothing of Pampacancha high grade gold zones over the 2023 to 2025 period as additional high grade areas were mined in 2023 ahead of schedule, resulting in gold production exceeding 2023 guidance levels, and other high grade areas being deferred to 2025. Total expected gold production in Peru over the 2023 to 2025 period is higher than previous expectations with 2025 gold production now expected to total 80,000i, compared to 58,500i ounces in the company’s previous guidance.

Manitoba’s three-year production guidance reflects continued strong gold production levels averaging 185,000i ounces per year as the Snow Lake operations have achieved steady levels after the successful refurbishment and optimization of the New Britannia mill, the completion of the Stall mill recovery improvement program and the improvement in the quality of ore production and operating efficiencies at the Lalor mine. The production guidance anticipates Lalor operating at 4,500 tonnes per day and an increase in New Britannia mill throughput to 1,800 tonnes per day starting in 2024 given the mill has been consistently operating above its 1,500 tonnes per day nameplate capacity. Zinc production is expected to decline over the next three years as the Lalor mine continues to prioritize higher grade gold and copper zones.

British Columbia’s three-year production guidance reflects sequentially higher annual copper production as a result of the implementation of several improvement initiatives as part of the company’s stabilization plan. The Copper Mountain production guidance ranges in 2024 and 2025 are wider than typical ranges and coincide with the operation ramp up activities over the stabilization period. Copper production at the Copper Mountain mine is expected to increase by 32%i in 2026 compared to 2024, reflecting operational improvements consistent with the NI 43-101 technical report for Copper Mountain issued in December 2023.

3-Year Production Outlook Contained Metal in Concentrate and Doré[1]		2024 Guidance	2025 Guidance	2026 Guidance
Peru
Copper	tonnes	98,000 - 120,000	94,000 - 115,000	80,000 - 100,000
Gold	ounces	76,000 - 93,000	70,000 - 90,000	15,000 - 25,000
Silver	ounces	2,500,000 - 3,000,000	2,700,000 - 3,300,000	1,500,000 - 1,900,000
Molybdenum	tonnes	1,250 - 1,500	1,200 - 1,600	1,500 - 1,900

Manitoba
Gold	ounces	170,000 - 200,000	170,000 - 200,000	170,000 - 200,000
Zinc	tonnes	27,000 - 35,000	25,000 - 33,000	18,000 - 24,000
Copper	tonnes	9,000 - 12,000	8,000 - 12,000	10,000 - 14,000
Silver	ounces	750,000 - 1,000,000	800,000 - 1,100,000	800,000 - 1,100,000

British Columbia[2]
Copper	tonnes	30,000 - 44,000	30,000 - 45,000	44,000 - 54,000
Gold	ounces	17,000 - 26,000	24,000 - 36,000	24,000 - 29,000
Silver	ounces	300,000 - 455,000	290,000 - 400,000	450,000 - 550,000

Total
Copper	tonnes	137,000 - 176,000	132,000 - 172,000	134,000 - 168,000
Gold	ounces	263,000 - 319,000	264,000 - 326,000	209,000 - 254,000
Zinc	tonnes	27,000 - 35,000	25,000 - 33,000	18,000 - 24,000
Silver	ounces	3,550,000 - 4,455,000	3,790,000 - 4,800,000	2,750,000 - 3,550,000
Molybdenum	tonnes	1,250 - 1,500	1,200 - 1,600	1,500 - 1,900

[1] Metal reported in concentrate and doré is prior to smelting and refining losses or deductions associated with smelter terms.
[2] Represents 100% of the production from the Copper Mountain mine. Hudbay holds a 75% interest in the Copper Mountain mine.

i Calculated using the mid-point of the guidance range. All production estimates reflect the Copper Mountain mine on a 100% basis, with Hudbay owning a 75% interest in the mine.

CONSOLIDATED CAPITALIZATION

Since December 31, 2023, the date of the Annual Financial Statements, there have been no material changes to the Company’s share and loan capitalization on a consolidated basis, which have not been disclosed in the Prospectus or the documents incorporated by reference herein. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The use of proceeds from the issue and sale of specific Securities pursuant to this Prospectus will be described in the Prospectus Supplement relating to the issuance and sale of such Securities. The Company has filed this Prospectus in order to provide it with flexibility in managing its capital position and meeting its funding requirements and to facilitate timely access to the capital markets.

DESCRIPTION OF SECURITIES

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. The Securities will not include any novel derivatives or asset-backed securities as discussed under Part 4 of National Instrument 44-102 - Shelf Distributions (“NI 44-102”).

Common Shares

The Company is authorized to issue an unlimited number of common shares, of which there were 350,998,128 common shares issued and outstanding as of March 27, 2024 (being the final trading day prior to the date of this Prospectus).

Holders of common shares are entitled to receive notice of any meetings of our shareholders, to attend and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all directors standing for election. Holders of common shares are entitled to receive, on a pro-rata basis, such dividends, if any, as and when declared by our board of directors at its discretion from funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of common shares are entitled to receive, on a pro-rata basis, our net assets after payment of debts and other liabilities, in each case, subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of common shares with respect to dividends or liquidation. The common shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Preference Shares

The Company is authorized to issue an unlimited number of preference shares, none of which were issued and outstanding as of March 27, 2024 (being the final trading day prior to the date of this Prospectus).

Preference shares may from time to time be issued and the Board of Directors may fix the designation, rights, privileges, restrictions and conditions attaching to any series of preference shares. Preference shares shall be entitled to preference over the common shares and over any other of our shares ranking junior to the preference shares with respect to the payment of dividends and the distribution of assets or return of capital in the event of our liquidation, dissolution or winding up or any other return of capital or distribution of our assets among our shareholders for the purpose of winding up our affairs. Preference shares may be convertible into common shares at such rate and upon such basis as the Board of Directors in their discretion may determine. No holder of preference shares will be entitled to receive notice of, attend, be represented at or vote at any annual or special meeting, unless the meeting is convened to consider our winding up, amalgamation or the sale of all or substantially all of our assets, in which case each holder of preference shares will be entitled to one vote in respect of each preference share held. Holders of preference shares will not be entitled to vote or have rights of dissent in respect of any resolution to, among other things, amend our articles to increase or decrease the maximum number of authorized preference shares, increase or decrease the maximum number of any class of shares having rights or privileges equal or superior to the preference shares, exchange, reclassify or cancel preference shares, or create a new class of shares equal to or superior to the preference shares.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Preference Shares being offered thereby, which may include, without limitation, subject to the provisions of the CBCA and the constating documents of the Company, the following (where applicable):

•	the designation, rights, privileges, restrictions and conditions attaching to each series of Preference Shares of the series of Preference Shares being offered, and the maximum number of such series of Preference Shares that the Company is authorized to issue;

•	the aggregate number of Preference Shares offered;

•	the price at which the Preference Shares will be offered;

•	the currency for which the Preference Shares may be purchased (if other than Canadian dollars);

•	the annual dividend rate, if any, and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

•	the priority of the Preference Shares in respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company;

•	the price and the terms and conditions for redemption, if any, including whether redeemable at the Company’s option or at the option of the holder, the time period for redemption, and payment of any accumulated dividends;

•	the terms and conditions, if any, for conversion or exchange for shares of any other class of the Company or any other series of Preference Shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	whether such Preference Shares will be listed on any securities exchange;

•	the terms and conditions of any share purchase plan or sinking fund;

•	the voting rights, if any;

•	any other rights, privileges, restrictions, or conditions;

•	certain material Canadian tax consequences of owning the Preference Shares; and

•	any other material terms and conditions of the Preference Shares.

Debt Securities

Debt Securities may be offered separately or together with other Securities, as the case may be. The following sets forth certain general terms and provisions of the Debt Securities offered under this Prospectus. The specified terms and provisions of the Debt Securities offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

The Debt Securities will be direct obligations of the Company and may be guaranteed by an affiliate or associate of the Company. Where the Debt Securities are guaranteed for all or substantially all of the payments to be made, such guarantees will be further described in the Prospectus Supplement. The Debt Securities may be senior or subordinated indebtedness of the Company and may be secured or unsecured, all as described in the applicable Prospectus Supplement. In the event of the insolvency or winding up of the Company, the subordinated indebtedness of the Company, including the subordinated Debt Securities, will be subordinate in right of payment to the prior payment in full of all other liabilities of the Company (including senior indebtedness), except those which by their terms rank equally in right of payment with or are subordinate to such subordinated indebtedness.

The Company will deliver, along with this Prospectus, an undertaking to the securities regulatory authority in each of the provinces of Canada that the Company will, if any Debt Securities are distributed under this Prospectus, and for so long as such debt securities are issued and outstanding, file the periodic and timely disclosure of any credit supporter similar to the disclosure required under Section 12.1 of Form 44-101F1.

Any Prospectus Supplement offering guaranteed Debt Securities will comply with the requirements of Item 12 of Form 44-101F1 or the conditions for an exemption from those requirements and will include a certificate from each credit supporter as required by section 21.1 of Form 44-101F1 and section 5.12 of National Instrument 41-101 – General Prospectus Requirements.

The Debt Securities will be issued under one or more trust indentures (each, a “Trust Indenture”), in each case between the Company and one or more appropriately qualified financial institutions authorized to carry on business as a trustee in Canada and/or the United States, as may be required by applicable securities laws (each, an “Indenture Trustee”). The Trust Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended, and the CBCA. The statements made hereunder relating to any Trust Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Indenture. A copy of the final, fully executed Indenture, together with any supplemental indenture and/or the form of note for any Debt Securities offered hereunder, will be filed by the Company with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR+ under the profile of the Company, which can be accessed at www.sedarplus.com, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC.

Each Trust Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount, which may be authorized from time to time by the Company.

The particular terms of each issue of Debt Securities will be described in the related Prospectus Supplement. Such description will include, where applicable:

•	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•	the percentage of the principal amount at which such Debt Securities will be issued;

•	the date or dates on which such Debt Securities will mature;

•	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

•	the dates on which any such interest will be payable and the record dates for such payments;

•	the Indenture Trustee of the Debt Security under the Trust Indenture pursuant to which the Debt Securities are to be issued;

•	the designation and terms of any securities with which the Debt Securities will be offered, if any, and the number of Debt Securities that will be offered with each security;

•	whether the Debt Securities are subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any exchange or conversion terms;

•	whether the Debt Securities will be subordinated to other liabilities of the Company and, if so, to what extent;

•	the material tax consequences of owning the Debt Securities, if any; and

•	any other material terms and conditions of the Debt Securities.

Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. A Prospectus Supplement may include specific variable terms pertaining to the Debt Securities that are not within the alternatives and parameters described in this Prospectus.

The terms on which a series of Debt Securities may be convertible into or exchangeable for our Common Shares or any of our other securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Common Shares or other securities of the Company to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities. For greater certainty, any convertible or exchangeable Debt Securities shall only be convertible or exchangeable for underlying securities of the Company or an affiliate thereof.

Subscription Receipts

Subscription Receipts may be issued under a subscription receipt agreement. Subscription Receipts may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of any subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the applicable securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

•	the aggregate number of Subscription Receipts offered;

•	the price (including whether the price is payable in installments) at which the Subscription Receipts will be offered;

•	the manner of determining the offering price(s) of the Subscription Receipts;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the dates or periods during which the Subscription Receipts are convertible into other Securities;

•	if applicable, the identity of the Subscription Receipt agent;

•	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	certain material Canadian tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Warrants

Warrants may be offered separately or together with other Securities, as the case may be.

The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. The Warrants will be issued under a warrant indenture or a warrant agreement. The applicable Prospectus Supplement will include details of the warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

•	if applicable, the identity of the Warrant agent;

•	the designation, number and terms of any Securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	certain material Canadian and tax consequences of owning the Warrants; and

•	any other material terms and conditions of the Warrants.

Units

Units may be offered separately or together with other Securities, as the case may be. Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the aggregate number of Units offered;

•	the price at which the Units will be offered;

•	the manner of determining the offering price(s) of the Units;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•	whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	certain material Canadian tax consequences of owning the Units; and

•	any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

We may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains valid, offer for sale and issue, in any combination, our common shares, preference shares, debt securities, subscription receipts, warrants or units.

We may designate agents to solicit purchases for the period of their appointment to sell securities on a continuing basis. Unless otherwise indicated in the relevant Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. If underwriters are used for a sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale.

A Prospectus Supplement will set forth the terms of the offering, including the name(s) of any underwriters, dealers or agents, the purchase price(s) of the securities, the proceeds to Hudbay from the sale of securities, any initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis), any underwriting discount or commission and any discounts, concessions or commissions allowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or omissions allowed or paid to dealers may be changed from time to time.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices that may be charged or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly or to TSX or NYSE or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchaser and during the distribution. If, in connection with the offering of securities at the initial offering price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable Prospectus Supplement, and have been unable to do so, the public offering price may be decreased and thereafter further changed from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers is less than the gross proceeds paid by the underwriters to Hudbay.

Unless otherwise indicated in the relevant Prospectus Supplement, the obligations of the underwriters to purchase the securities will be subject to various conditions precedent and the underwriters will be obligated to purchase all the relevant securities offered if any of such securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Underwriters and agents may, from time to time, purchase and sell the securities described in this Prospectus and the relevant Prospectus Supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity on the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale may be deemed to be underwriting discounts and commissions.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act of 1933 and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of securities, other than an at-the-market distribution, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter of an at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Prospectus or Prospectus Supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance and sale of Debt Securities pursuant to this Prospectus.

PRIOR SALES

Information regarding prior sales of Securities will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading on the TSX, on the NYSE and on the BVL under the symbol “HBM”. On March 27, 2024, the last trading day prior to the date of this Prospectus, the closing price of the outstanding Common Shares on the TSX and on the NYSE was C$9.38 and US$6.92, respectively.

Information regarding trading price and volume of the Securities will be provided as required for all of the Company’s issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

RISK FACTORS

Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading “Risk Factors” in the Annual Information Form, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected. Prospective investors should carefully consider the risks below and in the Annual Information Form and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisers to assess any investment in the Company.

There is no guarantee that the Securities will earn any positive return in the short term or long term.

A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus and a future Prospectus Supplement.

Management of the Company may spend net proceeds received by the Company from a sale of Securities in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline.

The Company may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions.

The Company cannot predict the size or nature of future sales or issuances of Securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.

The market price for the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control.

The factors which may contribute to market price fluctuations of the Common Shares include the following:

•	actual or anticipated fluctuations in the Company’s quarterly results of operations;

•	recommendations by securities research analysts;

•	shareholder activism and general market interest in our securities;

•	changes in the economic performance or market valuations of companies in the industry in which the Company operates;

•	addition or departure of the Company’s executive officers and other key personnel;

•	release or expiration of transfer restrictions on outstanding Common Shares;

•	sales or perceived sales of additional Common Shares;

•	operating and financial performance that vary from the expectations of management, securities analysts and investors;

•	regulatory changes affecting the Company’s industry generally and its business and operations;

•	announcements of developments and other material events by the Company or its competitors;

•	fluctuations to the costs of vital goods and services;

•	changes in commodity prices;

•	changes in global financial markets and global economies and general market conditions, such as interest rates;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors;

•	operating and share price performance of other companies that investors deem comparable to the Company or from a lack of market comparable companies; and

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company’s industry or target markets.

There is currently no market through which the Securities, other than the Common Shares, may be sold.

As a consequence, purchasers may not be able to resell the Preference Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading markets, or that the Company will continue to meet the listing requirements of the TSX, NYSE, BVL or achieve listing on any other public stock exchange.

The Debt Securities may be unsecured and rank equally in right of payment with all of our other future unsecured debt.

The Debt Securities may be unsecured and rank equally in right of payment with all of our other existing and future unsecured debt. The Debt Securities may be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favor of other lenders and other secured parties which may mean that, at any time that any obligations that are secured by higher ranking liens remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

ENFORCEMENT OF JUDGEMENTS AGAINST FOREIGN PERSONS

Certain of our operations and assets are located outside of Canada, and certain of our directors, namely Igor A. Gonzales, Jeane L. Hull, Carin S. Knickel, Stephen A. Lang and Daniel Muñiz Quintanilla, reside outside of Canada. Each of the above-mentioned directors have appointed Hudbay Minerals Inc., located at 25 York Street, Suite 800, Toronto, Ontario, CA, M5J 2V5 as their agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the CBCA. A number of our directors and most of our officers and the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

We will file with the SEC, concurrently with our Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we will appoint Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this Prospectus.

WELL-KNOWN SEASONED ISSUER

On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including Ontario Instrument 44-501 – Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (Interim Class Order) (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). This Prospectus has been filed by the Company in reliance upon the WKSI Blanket Orders, which were adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records associated with certain prospectus requirements under National Instrument 44-101 – Short Form Prospectus Distributions and National Instrument 44-102 – Shelf Distributions. The WKSI Blanket Orders came into force on January 4, 2022 and allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. Effective July 4, 2023, the WKSI Blanket Orders were extended to January 4, 2025. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

SCIENTIFIC AND TECHNICAL INFORMATION

The technical disclosure relating to the Company’s material mineral properties included or incorporated by reference in this Prospectus has been included or incorporated by reference in reliance on the report, valuation, statement or opinion of Olivier Tavchandjian, the Company’s Senior Vice President, Exploration and Technical Services.

Olivier Tavchandjian is a “qualified person” as defined in NI 43-101, and is named as having prepared or certified a report under NI 43-101 referenced in this Prospectus, either directly or in a document incorporated by reference.

LEGAL MATTERS AND INTEREST OF EXPERTS

Unless otherwise specified in the Prospectus Supplement relating to an offering and sale of Securities, certain legal matters relating to such offering and sale of Securities will be passed upon on behalf of the Company by Goodmans LLP with respect to matters of Canadian law. In addition, certain legal matters in connection with an offering and sale of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law. To the knowledge of the Company, as at the date hereof, the partners and associates of Goodmans LLP, as a group, own less than 1% of the outstanding securities of the Company.

Olivier Tavchandjian, is a “qualified person” under NI 43-101 and is an employee of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Deloitte LLP is the independent auditor of the Company and is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and with the meaning of the U.S. Securities Act of 1933, as amended and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The transfer agent and registrar of the Company is TSX Trust Company of Canada at its principal office in Toronto, Ontario.

PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The by-laws of Hudbay Minerals Inc. (“Hudbay”) provide that, subject to the relevant provisions of the Canada Business Corporations Act, Hudbay shall indemnify a director or officer of Hudbay, a former director or officer of Hudbay, or another individual who acts or acted at Hudbay’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Hudbay or such other entity if (i) the individual acted honestly and in good faith with a view to the best interests of Hudbay or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at Hudbay’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual has reasonable grounds for believing that the individual’s conduct was lawful.

Hudbay also maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS
Exhibit Number	Description
4.1	Annual information form for the year ended December 31, 2023, dated as of March 27, 2024 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 28, 2024) (the “Form 40-F”)).

4.2	Audited annual consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, together with the notes thereto and the reports of the independent registered public accounting firm thereon (incorporated by reference from Exhibit No. 99.2 to the Form 40-F).

4.3	Management’s discussion and analysis for the year ended December 31, 2023 (incorporated by reference from Exhibit No. 99.3 to the Form 40-F).

5.1	Consent of Deloitte LLP.

5.2	Consent of Olivier Tavchandjian P. Geo.

6.1	Powers of Attorney (included on page III-2 of the Registration Statement).

7.1	Form of Indenture *

107	Filing Fee Table.

* If Debt Securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee’s Statement of Eligibility on Form T-1 (if applicable).

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.
(b)	If Debt Securities are offered by a supplement to this Registration Statement, any non-U.S. trustee will file with the Commission a written irrevocable consent and power of attorney on Form F-X.
(c)	Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 28th day of March, 2024.

HUDBAY MINERALS INC.

By:	/s/ Patrick Donnelly
	Name:	Patrick Donnelly
	Title:	Senior Vice President, Legal and Organizational Effectiveness

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Peter Kukielski, President and Chief Executive Officer, Eugene Lei, Chief Financial Officer, Patrick Donnelly, Senior Vice President, Legal and Organizational Effectiveness as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

III-2

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter Kukielski	President and Chief Executive Officer and Director	March 28, 2024
Peter Kukielski	(Principal Executive Officer)

/s/ Eugene Lei	Chief Financial Officer	March 28, 2024
Eugene Lei	(Principal Financial and Accounting Officer)

/s/ Carol T. Banducci	Director	March 28, 2024
Carol T. Banducci

/s/ Igor Gonzales	Director	March 28, 2024
Igor Gonzales

/s/ Sarah B. Kavanagh	Director	March 28, 2024
Sarah B. Kavanagh

/s/ Carin S. Knickel	Director	March 28, 2024
Carin S. Knickel

/s/ George E. Lafond	Director	March 28, 2024
George E. Lafond

/s/ Stephen A. Lang	Director	March 28, 2024
Stephen A. Lang

/s/ Daniel Muñiz Quintanilla	Director	March 28, 2024
Daniel Muñiz Quintanilla

/s/ Colin Osborne	Director	March 28, 2024
Colin Osborne

/s/ David S. Smith	Director	March 28, 2024
David S. Smith

/s/ Paula Rogers	Director	March 28, 2024
Paula Rogers

/s/ Jeane Hull	Director	March 28, 2024
Jeane Hull

III-3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Hudbay Minerals Inc. in the United States, on this 28th day of March, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

III-4